UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 11, 2008

Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 11, 2008, Ciena Corporation (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended October 31, 2008. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)       On December 9, 2008, Gerald H. Taylor, a member of the Company’s Board of Directors and the Compensation Committee thereof, informed the Board of Directors that he will not stand for re-election at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Taylor intends to retire from the Board of Directors upon the completion of his current term at the Annual Meeting, and his decision not to stand for re-election at the Annual Meeting was not due to any disagreement with Ciena. In connection with Mr. Taylor’s retirement, the Board of Directors, by resolution in accordance with the Company’s Amended and Restated Bylaws, has reduced its size from nine members to eight, effective immediately prior to the Annual Meeting. This reduction will have the effect of reducing the number of directors in Class III of the Board of Directors, which will stand for election at the Annual Meeting, from three members to two. Ciena’s other Board classes will continue to have three directors each, with Class I standing for election in 2010 and Class II standing for election in 2011.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c)   The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Text of Press Release dated December 11, 2008, issued by Ciena Corporation, reporting its results of operations for its fourth fiscal quarter and fiscal year ended October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Date:	December 11, 2008	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and
Secretary